UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2013

Empire State Building Associates L.L.C.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-827

A New York Limited Liability Company	13-6084254
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Grand Central Place, 60 East 42nd Street, New York, New York 10165

(Address of principal executive offices, including zip code)

(212) 687-8700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The Company’s supervisor, as fiduciary, has completed its review with its independent financial advisor Lazard Freres & Co. LLC of indications of interest to purchase the fee, master lease and/or operating lease positions of the Empire State Building. The supervisor has concluded that it is in the best interest of the participants to proceed with the consolidation and IPO as approved by 100% of the participants.

The supervisor is fully committed to effecting the consolidation and IPO, and will not entertain any additional offers.

The supervisor of Company is sending a letter to participants in the Company with respect to the matters covered by this Item 8.01.

The information disclosed under this Item 8.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing. The furnishing of this information pursuant to Item 8.01 shall not be deemed an admission by the Company as to the materiality of such information.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Exhibit Description

99.1	Letter dated September 19, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Empire State Building Associates L.L.C.

Date: September 19, 2013	By:	/s/ Mark Labell
	Name:	Mark Labell
	Title:	Senior Vice President – Finance
Malkin Holdings LLC, Supervisor*

*	The Company is a limited liability company supervised by Malkin Holdings LLC. Accordingly, this Form 8-K is being signed by a senior executive of Registrant’s supervisor.